EXHIBIT 23.2
                                                           ------------
                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 27, 1998 (except as to Note 16, which is as of February 19, 1998), appearing in the 1997 Annual Report to Shareholders of Shiva Corporation, which is incorporated by reference in Shiva Corporation's Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the incorporation by ref-erence of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
September 29, 1998

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